SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  October 14, 2005

J.P. MORGAN ACCEPTANCE CORPORATION I

J.P. MORGAN MORTGAGE ACQUISITION CORP. 2005-WMC1

J.P. MORGAN ACCEPTANCE CORPORATION I
(Exact name of registrant as specified in its charter)

Delaware	333-121990	13-3475488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 834-3850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), J.P. Morgan Acceptance Corporation I  (the “Company”) will be filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp. 2005-WMC1.

Attached hereto as Exhibit 99.1 are the “Computational Materials” (as defined in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter made available May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association), and the “Collateral Term Sheets”  and/or “ABS Term Sheets” (each, as defined in the no-action letter made available February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association).

In connection with the offering of the J.P. Morgan Acceptance Corporation I , J.P. Morgan Mortgage Acquisition Corp. 2005-WMC1, J.P. Morgan Securities Inc. (“J.P. Morgan Securities”), prepared certain materials (the “Computational Materials”) some or all of which were distributed by J.P. Morgan Securities (the “Underwriters”), and to their potential investors. Although the Company provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

Item 9.01.  Financial Statements and Events

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN ACCEPTANCE CORPORATION I

By: /s/ Paul H. White

    Name: Paul H. White

    Title: Vice President

Dated:  October 14, 2005

Exhibit Index

Exhibit

99.1

Computational Materials